Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2001 through September 30, 2001

             Affiliated Underwriter: Banc of America Securities, LLC

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
                                Type of
                                Security*   Date                                    Principal/           Price                % of
                                (1),(2),    Offering    Purchase                    Shares               Paid        % of      Fund
             Issuer             (3),(4)     Commenced   Date      Selling Broker**  Purchased   Price   By Fund      Issue    Assets
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
NATIONS RESERVES
NATIONS ASSET ALLOCATION (Part of Nations Funds Trust after 6/8/01)
Public Service Electric Group
Power, 6.875%, 04/15/2006             1    04/09/01     04/09/01   Morgan Stanley    500,000     99.48   $497,405      0.10%   0.14%
Premedia, 8.875%, 05/15/2011          1    05/03/01     05/03/01   Salomon Smith     100,000     98.54    $98,537      0.02%   0.03%
                                                                      Barney
Boeing Capital, 5.65%, 05/15/2006     1    05/03/01     05/03/01   CS First Boston   700,000     99.82   $698,726      0.07%   0.19%
Worldcom, Inc., 7.50%, 05/15/2011     1    05/09/01     05/09/01   JP Morgan Chase   750,000     98.90   $741,780      0.02%   0.20%
Adelphia Communications, 10.25%,
06/15/2011                            1    06/07/01     06/07/01   Salomon Smith     460,000    100.00   $460,000      0.05%   0.12%
                                                                      Barney
Harrahs Operating Co., Inc.,
7.125%, 06/01/2007                    1    06/07/01     06/07/01   Salomon Smith     295,000     99.57   $293,743      0.06%   0.08%
                                                                      Barney
Ryland Group, 9.125%, 06/15/2011      1    06/08/01     06/08/01     USB Warburg      85,000    100.00    $85,000      0.06%   0.02%
Wellpoint Health Network, 6.375%,
06/15/2006                            1    06/12/01     06/12/01   Salomon Smith     387,000     99.77   $386,118      0.09%   0.08%
                                                                      Barney
Potlatch Corp, 10%, 07/15/2011        1    06/26/01     06/26/01   Goldman Sachs     160,000    100.00   $160,000      0.06%   0.04%
PSEG Energy, 8.5%, 06/15/2011         1    06/27/01     06/27/01    Lehman Bros      320,000     99.82   $319,434      0.06%   0.04%


CALIFORNIA TAX EXEMPT RESERVES
San Diego Cnty School District
Tax & Revenue Anticipation Note       1    06/11/01     06/11/01  Merrill Lynch   30,000,000   $100.82 $30,244,800     13.32%  1.88%
State of California Revenue
Anticipation Note, 3.25%, 06/28/2002  4    09/27/01     09/27/01   Lehman Bros    25,000,000    100.74 $25,185,250      0.44%  1.48%
State of California Revenue
Anticipation Note, Series C           4    09/27/01     09/27/01   Lehman Bros    10,000,000    100.00 $10,000,000      0.18%  0.59%


NATIONS CONVERTIBLE SECURITIES
Heller Financial                      1    04/26/01     04/26/01      JP Morgan      250,000     25.00    $62,500      0.14%   0.01%
Cephalon Inc., 5.25%, 05/01/2006      3    05/02/01     05/02/01     Bank Boston   4,000,000    100.00 $4,000,000      1.33%   0.83%
RC Trust I (Raytheon), 8.25%          1    05/03/01     05/03/01   CS First Boston   100,000     50.00    $50,000      0.67%   0.01%
Citizens Communication Co.            1    06/13/01     06/13/01   Morgan Stanley    250,000     25.00    $62,500      1.56%   0.01%


MONEY MARKET RESERVES
WFS Financial 2001-B A(1)
Owners Trust                          1    05/17/01     05/17/01   Salomon Smith   50,000,000    100.00 $50,000,000   21.74%   0.46%
                                                                      Barney
BMW 2001-A A(1) Vehicle
Owners Trust                          1    05/18/01     05/18/01   JP Morgan/Chase 50,000,000    100.00 $50,000,000   15.20%   0.47%
Honda Auto Receivables
Owner Trust 2001-2 AI                 1    07/24/01     07/24/01    Merrill Lynch  29,000,000    100.00 $29,000,000    0.66%   0.24%


CASH RESERVES
Honda Auto Receivables
Owner Trust 2001-2 AI                 1    07/24/01     07/24/01   Salomon Smith   52,000,000    100.00 $52,000,000    1.18%   0.09%
                                                                      Barney

MUNICIPAL RESERVES
State of California 2001-02
Revenue Anticipation Notes,
BMS Index Notes, Series A             4    09/25/01     09/25/01     Lehman Bros    5,000,000    100.74  $5,037,050    0.13%   0.24%
State of California 2001-02
Revenue Anticipation Notes,
BMS Index Notes, Series B             4    09/25/01     09/25/01     Lehman Bros    5,000,000    100.00  $5,000,000    0.50%   0.24%
State of California 2001-02
Revenue Anticipation Notes,
BMS Index Notes, Series C             4    09/25/01     09/25/01     Lehman Bros   30,000,000    100.00 $30,000,000    3.53%   1.43%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).